UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.                                        Results of Operations and Financial Condition.

On July 24, 2018, the Registrants issued a press release announcing the Registrants’ financial results for the quarter ended June 30, 2018.  As set forth below, the Registrants are furnishing the press release as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01.                                        Regulation FD Disclosure.

Comcast Technology Center

On June 30, 2014, Liberty Property Limited Partnership (the “Company”) entered into two joint ventures for the purpose of developing and owning the Comcast Technology Center (the “Project”) located in Philadelphia, Pennsylvania as part of a mixed-use development. The 60-story building includes 1.3 million square feet of leasable office space that is substantially complete, and a 217-room Four Seasons Hotel that remains under construction.  The total estimated development cost of the Project to the joint venture is approximately $960 million. The two joint ventures engaged the Company as the developer of the Project pursuant to a Development Agreement by which the Company agreed, in consideration for a development fee, to be responsible for all aspects of the development of the Project and to guarantee the timely lien-free completion of construction of the Project as well as the payment, subject to certain exceptions, of any cost overruns incurred in the development of the Project. To mitigate its risk, the Company entered into guaranteed maximum price contracts with a third-party contractor (the “GMP Contracts”) to construct the Project.

As previously disclosed in our public filings, the Company has been notified by its third-party contractor that the contractor has incurred cost overruns and expects to incur additional construction costs in connection with completing the Project in excess of the guaranteed maximum price payable to the contractor under the GMP Contracts (as that guaranteed maximum price has been adjusted pursuant to change orders accepted to date).  The Company intends to vigorously pursue all remedies to recover from the third-party contractor any amounts expended by the Company or the joint ventures in excess of their contractual obligations.  However, based upon information we have received from the third-party contractor since the Company filed its quarterly report on Form 10-Q for the period ended March 31, 2018, the Company has determined that it is probable that the Company may be required to initially fund cost overruns in compliance with its obligations under its development cost guarantee to the joint ventures.  We currently estimate that these costs could total $60 million more than previously accrued and, as such, the Company has accrued such amount as additional development service fee expense in its consolidated statements of comprehensive income for the three months ending June 30, 2018.

There can be no assurances that amounts incurred, including as a result of claims that have been or may be asserted by the third-party contractor, will not exceed these estimates.  If the Company were to incur additional expenses in connection with its development cost guarantee, such amounts would be accrued when they are determined to be probable of being incurred and are reasonably estimable, and could be material to the Company’s results of operations in future periods.  If the Company were to subsequently recover any of the cost overruns initially funded by the Company, such recoveries would be recorded when and if realized in future periods.

Camden Waterfront

In 2016, the Company commenced a land and fee development project at the Camden Waterfront in Camden, New Jersey.  The Company’s estimated total investment in the land and related infrastructure and soft costs at the Camden Waterfront is approximately $80 million.  The Company expected to recover its investment primarily through land and related infrastructure sales to, and fee development projects with, third parties.

We continually evaluate under generally accepted accounting principles the recoverability of the carrying value of our total investment in the Camden Waterfront project, net of amounts realized from arrangements to date with third parties.  Factors considered in evaluating impairment of the carrying value of this project include probability weighted projections of future cash flows, which are influenced by management’s judgments regarding the site configuration, absorption rates and timing of future fee development projects, the amount, timing and sunset provisions of government incentives aimed at inducing office users to relocate to Camden, and general market conditions affecting demand for office space in Camden.  As a result of changes to management’s estimates of probability weighted future cash flow impacted by the above-described factors during the second quarter of 2018, the Company has concluded that an indicator of impairment exists and the Company may not recover the carrying value of its investment in the Camden Waterfront project.  As such, the Company has recorded an impairment charge of $26 million in connection with this investment in its consolidated statements of comprehensive income for the three months ending June 30, 2018.  The impairment loss is equal to the amount by which we estimate the carrying value of our total investment in the Camden Waterfront project exceeds the current estimated fair value of our investment.

Item 9.01.                                        Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release by the Registrants, dated July 24, 2018, furnished in accordance with Item 2.02 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ Christopher J. Papa
		Name:	Christopher J. Papa
		Title:	Executive Vice President and Chief Financial Officer

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ Christopher J. Papa
		Name:	Christopher J. Papa
		Title:	Executive Vice President and Chief Financial Officer

Dated: July 24, 2018